Exhibit 99.1

October 3, 2016

Dr. Matthew L. Sherman Joins Pulmatrix’s Board of Directors

Dr. Sherman’s extensive experience in developing drugs in oncology and other therapeutic areas will help Pulmatrix target more diseases, potentially including cancer.

LEXINGTON, MA — Pulmatrix, Inc. (NASDAQ: PULM), a pharmaceutical company developing innovative inhaled drugs, announced today that the company has appointed Matthew L. Sherman, M.D., Executive Vice President and Chief Medical Officer of Acceleron Pharma, Inc., a clinical stage biopharmaceutical company as a new member to its Board of Directors.

Dr. Sherman has extensive experience in drug development. Before joining Acceleron in 2006, he was head of clinical research and regulatory affairs at Synta Pharmaceuticals (now Madrigal Pharmaceuticals, Inc.), and leader of clinical development in both oncology and hematology at Wyeth. Previously, he also held leadership positions at Genetics Institute.

“In the pharmaceutical industry, one of our main goals is to make a difference in the lives of patients,” said Dr. Sherman. “Being on the Board of Pulmatrix, with its ground-breaking dry powder drug delivery technology, offers me another great opportunity to realize that goal.”

“Dr. Sherman will offer invaluable help as we bring our drugs for COPD, for fighting fungal infections in cystic fibrosis patients, and for idiopathic pulmonary fibrosis to market,” said Pulmatrix Chief Executive Officer Robert W. Clarke, Ph.D. “His special knowledge of oncology and hematology drugs will also enable us to move more quickly to develop inhaled drugs in other therapeutic areas, perhaps including cancer, using our technology platform.”

Dr. Sherman is board certified in Medical Oncology and Internal Medicine and held various clinical positions at Harvard Medical School with corresponding hospital appointments at the Dana-Farber Cancer Institute and Brigham and Women’s Hospital.

About Pulmatrix

Pulmatrix is a clinical stage biopharmaceutical company developing innovative inhaled therapies to address serious pulmonary disease using its patented iSPERSE™ technology. The Company’s proprietary product pipeline is focused on advancing treatments for lung diseases, including opportunities in major pulmonary diseases through collaborations, like PUR0200, a branded generic in clinical development for chronic obstructive pulmonary disease (COPD) and PUR1900, an inhaled antifungal that could benefit severe asthmatics and patients with rare disease like cystic fibrosis. Pulmatrix’s product candidates are based on iSPERSE™, its proprietary dry powder delivery platform, which seeks to improve therapeutic delivery to the lungs by maximizing local concentrations and reducing systemic side effects to improve patient outcomes.

FORWARD-LOOKING STATEMENTS

Certain statements in this press release that are forward-looking and not statements of historical fact are forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The Company cautions that such statements involve risks and uncertainties that may materially affect the Company’s results of operations. Such forward-looking statements are based on the beliefs of management as well as assumptions made by and information currently available to management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors, including but not limited to the ability to establish that potential products are efficacious or safe in preclinical or clinical trials; the ability to establish or maintain collaborations on the development of therapeutic candidates; the ability to obtain appropriate or necessary governmental approvals to market potential products; the ability to obtain future funding for developmental products and working capital and to obtain such funding on commercially reasonable terms; the Company’s ability to manufacture product candidates on a commercial scale or in collaborations with third parties; changes in the size and nature of competitors; the ability to retain key executives and scientists; and the ability to secure and enforce legal rights related to the Company’s products, including patent protection. A discussion of these and other factors, including risks and uncertainties with respect to the Company, is set forth in the Company’s annual report on Form 10-K filed by the Company with the Securities and Exchange Commission on March 10, 2016. The Company disclaims any intention or obligation to revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Investor Contact

Robert Clarke, CEO

(781) 357-2333

rclarke@pulmatrix.com

William Duke, CFO

(781) 357-2333

wduke@pulmatrix.com

Chris Brinzey, Westwicke Partners

(339) 970-2843

IR@pulmatrix.com